Exhibit 3.2

CERTIFICATE OF

AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS OF BRC GROUP HOLDINGS, INC.

a Delaware corporation

The undersigned does hereby certify that:

1.	He is the duly qualified Secretary of BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc.), a duly organized and existing Delaware corporation (the “Corporation”).

2.	Effective as of January 1, 2026, the Corporation’s Amended and Restated Bylaws (as amended, the “Bylaws”) were amended as set forth on Exhibit A attached hereto.

3.	The foregoing amendment to the Bylaws was duly approved and adopted by the Corporation’s Board of Directors and filed with the undersigned.

Dated: January 1, 2026

/s/ Alan Forman
Alan Forman, Secretary

EXHIBIT A

AMENDMENT NO. 2 TO THE

AMENDED AND RESTATED BYLAWS OF

BRC GROUP HOLDINGS, INC. (F/K/A B. RILEY FINANCIAL, INC.)

a Delaware corporation

The Amended and Restated Bylaws, dated as of November 6, 2014, as amended by the Amendment to the Amended and Restated Bylaws, dated as of April 3, 2019 (as amended, the “Bylaws”) of BRC Group Holdings, Inc. (f/k/a B. Riley Financial, Inc), a Delaware corporation (the “Corporation”), are hereby amended, effective January 1, 2026 (the “Effective Date”), to amend and restate the Bylaws as follows:

1.	As of the Effective Date, all references in the Bylaws to “B. Riley Financial, Inc.” shall mean “BRC Group Holdings, Inc.”.

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